UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 29, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 6, 2012, H&R Block, Inc. (the “Company”) terminated the employment of C.E. Andrews, President of Harbor Business Services, Inc., formerly known as RSM McGladrey Business Services, Inc., a subsidiary of the Company.  The Company also entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Andrews on March 6, 2012. Under the Separation Agreement, Mr. Andrews will receive cash payments totaling approximately $957,226, less applicable deductions, as termination payments under the applicable H&R Block, Inc. Executive Severance Plan (“Plan”).  Under the terms of the Plan, Mr. Andrews is also entitled to accelerated vesting of stock options to purchase 20,292 shares of the Company’s common stock at $17.33 per share, 11,019 shares of the Company’s common stock at $12.59 per share, and 15,431 shares of the Company’s common stock at $16.04 per share, as well as a maximum monthly allowance of $1,000 per month for outplacement services for up to 15 months.  Mr. Andrews will also receive an additional cash payment in the amount of $3,000,000 in recognition of his successful management of the sale of RSM McGladrey, Inc., which was completed on November 30, 2011 and was described in the Company’s Current Report on Form 8-K filed on December 6, 2011.  Under the Separation Agreement, Mr. Andrews agreed to two-year non-competition and non-solicitation provisions, and provided the Company with a general release of claims.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

(e) On February 29, 2012, the Compensation Committee of the Board of Directors of H&R Block, Inc. (the “Company”) approved the following changes to the Company’s compensation arrangement with Philip L. Mazzini, President, Retail Tax Services of HRB Tax Group, Inc., a subsidiary of the Company, and a named executive officer, with such changes being effective as of January 1, 2012:

1)	Annual base salary was increased from $440,000 to $500,000; and

2)	Target short-term incentive opportunity for fiscal year 2012 was increased from 70% of base salary to 75% of base salary.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Separation and Release Agreement between the Company and C.E. Andrews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: March 6, 2012	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

10.1	Separation and Release Agreement between the Company and C.E. Andrews